JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Summary Statistics

Number of Recievables: 799

Aggregate Current Balance: $350,974,806.74

Range of Current Balance: $48,850.00 to $2,940,000.00

Average Current Balance: $439,267.59

Aggregate Original Balance: $353,016,014

Range of Original Balances: $48,850.00 to $2,940,000.00

Average Original Balance: $441,822

Weighted Average Original Coupon: 6.150%

Range of Original Coupons: 4.51% to 7.25%

Weighted Average Current Coupon: 6.151%

Range of Current Coupons: 4.51% to 7.25%

Weighted Average Margin: 2.316%

Range of Margins: 2.25% to 3.25%

Weighted Average Servicing Fee: 0.2753%

Range of Servicing Fees: 0.2500% to 0.7450%

Weighted Average LPMI: 0.000%

Range of LPMI: 0.00% to 0.00%

Weighted Average Current Net Coupon: 5.876%

Range of Current Net Coupons: 4.26% to 7.00%

Weighted Average Maximum Rate: 10.873%

Range of Maximum Rates: 5.38% to 13.13%

Weighted Average Months to Roll: 57

Weighted Average Stated Original Term: 360.00 months

Range of Stated Original Term: 360 months to 360 months

Weighted Average Stated Remaining Term: 357.02 months

Range of Stated Remaining Term: 347 months to 360 months

Weighted Average Stated Original IO Term: 85.51 months

Range of Stated Original IO Term: 0 months to 120 months

Weighted Average Effective Original LTV: 73.75%

Percent Purchase: 74.1%

Percent Cash-Out Refinance: 17.4%

Percent Owner Occupied: 92.5%

Percent Single Family - PUD: 83.7%

Percent Conforming Balance: 30.0%

Percent Interest Only: 77.7%

Percent with Securities Pledge: 0.0%

Weighted Average FICO Score: 744.0

Top 5 States: CA(30%),FL(13%),VA(6%),NY(6%),AZ(5%)

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

799 records

POOL2

Servicer	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Chase PHH Suntrust	638 110 51	273,375,287.47 62,948,925.33 14,650,593.94	77.89 17.94 4.17	429,479 584,987 287,444	274,007,829 64,348,550 14,659,635	6.171 6.063 6.165	5.921 5.700 5.790	2.332 2.263 2.262	10.814 11.063 11.165	57 58 56	360.0 360.0 360.0	356.9 357.9 355.9	73.35 74.49 78.09	17.9 15.3 18.0	77.7 74.8 89.4	746.3 735.6 736.4
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

			% of

Product Type	Number of Receivables	Aggregate Current Principal Balance	Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
5 Year ARM	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

Index Type	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
1 Year CMT	3	719,026.72	0.20	239,898	719,695	5.923	5.673	2.850	11.923	56	360.0	355.6	76.00	0.0	0.0	740.1
Libor - 6 Month	55	30,974,850.00	8.83	563,179	30,974,850	6.574	6.324	2.750	12.574	59	360.0	359.3	72.54	42.7	84.4	749.8
Libor - 1 Year	741	319,280,930.02	90.97	433,632	321,321,469	6.111	5.833	2.273	10.706	57	360.0	356.8	73.87	15.0	77.2	743.5
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

Interest Only	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Yes	647	272,549,326.16	77.65	421,916	272,979,490	6.154	5.879	2.317	11.235	57	360.0	356.7	73.76	18.3	100.0	745.5
No	152	78,425,480.58	22.35	526,556	80,036,524	6.142	5.865	2.316	9.616	58	360.0	358.2	73.73	14.5	0.0	739.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Original Rates (%)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
4.501 to 4.750	5	2,099,702.60	0.60	420,240	2,101,200	4.673	4.423	2.250	9.673	53	360.0	353.1	68.92	0.0	100.0	726.8
4.751 to 5.000	8	3,843,424.38	1.10	481,706	3,853,650	4.990	4.740	2.250	9.990	48	360.0	348.1	70.38	0.0	100.0	733.6
5.001 to 5.250	21	10,451,525.44	2.98	503,937	10,582,683	5.201	4.951	2.291	10.201	49	360.0	349.0	73.91	1.8	85.2	730.7
5.251 to 5.500	40	14,542,030.17	4.14	364,034	14,561,376	5.463	5.201	2.250	10.154	53	360.0	353.1	76.23	9.0	76.0	728.3
5.501 to 5.750	94	39,977,658.66	11.39	427,346	40,170,554	5.692	5.397	2.270	10.704	55	360.0	355.5	74.79	8.1	82.5	738.2
5.751 to 6.000	153	68,249,311.49	19.45	456,980	69,917,905	5.929	5.642	2.274	10.686	57	360.0	356.8	73.71	14.2	72.9	747.7
6.001 to 6.250	162	74,513,128.04	21.23	459,941	74,510,519	6.196	5.920	2.326	10.850	58	360.0	358.0	72.57	20.0	71.6	749.3
6.251 to 6.500	178	79,476,041.78	22.64	446,600	79,494,759	6.434	6.160	2.339	11.027	58	360.0	358.3	73.52	26.2	77.2	744.0
6.501 to 6.750	87	36,029,753.34	10.27	414,150	36,031,050	6.669	6.413	2.289	10.969	58	360.0	358.2	74.41	17.1	80.2	740.9
6.751 to 7.000	45	19,894,760.84	5.67	442,108	19,894,848	6.892	6.626	2.559	12.315	59	360.0	358.8	74.73	23.0	95.0	751.5
7.001 to 7.250	6	1,897,470.00	0.54	316,245	1,897,470	7.162	6.872	2.354	11.084	59	360.0	358.8	79.25	18.8	74.3	745.4
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 4.5100 Maximum: 7.2500 Weighted Average: 6.1499

Net Rates (%)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
4.251 to 4.500	5	2,099,702.60	0.60	420,240	2,101,200	4.673	4.423	2.250	9.673	53	360.0	353.1	68.92	0.0	100.0	726.8
4.501 to 4.750	8	3,843,424.38	1.10	481,706	3,853,650	4.990	4.740	2.250	9.990	48	360.0	348.1	70.38	0.0	100.0	733.6
4.751 to 5.000	21	10,451,525.44	2.98	503,937	10,582,683	5.201	4.951	2.291	10.201	49	360.0	349.0	73.91	1.8	85.2	730.7
5.001 to 5.250	51	21,206,421.28	6.04	416,231	21,227,793	5.502	5.204	2.250	10.290	55	360.0	354.6	75.84	9.2	80.3	729.7
5.251 to 5.500	105	45,568,542.48	12.98	438,485	46,040,882	5.751	5.447	2.272	10.762	56	360.0	355.6	74.60	7.3	74.2	739.0
5.501 to 5.750	147	62,518,565.83	17.81	434,753	63,908,680	5.963	5.684	2.280	10.698	57	360.0	356.9	73.93	14.6	76.1	750.1
5.751 to 6.000	167	80,444,683.48	22.92	481,686	80,441,502	6.227	5.945	2.315	10.907	58	360.0	358.0	72.99	21.1	73.8	747.4
6.001 to 6.250	164	68,232,267.07	19.44	416,150	68,248,565	6.451	6.193	2.354	10.977	58	360.0	358.4	72.99	27.2	76.1	745.2
6.251 to 6.500	88	36,717,813.34	10.46	417,263	36,719,110	6.684	6.422	2.288	10.996	58	360.0	358.3	74.37	19.0	80.6	739.7
6.501 to 6.750	38	18,147,110.84	5.17	477,558	18,147,198	6.893	6.642	2.586	12.357	59	360.0	358.9	74.26	20.6	94.6	753.1
6.751 to 7.000	5	1,744,750.00	0.50	348,950	1,744,750	7.161	6.911	2.363	10.989	59	360.0	358.8	79.18	20.5	72.0	749.3
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 4.2600 Maximum: 7.0000 Weighted Average: 5.8761

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

First Payment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2005 2006	121 678	41,419,773.91 309,555,032.82	11.80 88.20	345,231 459,061	41,772,949 311,243,065	5.524 6.235	5.273 5.957	2.260 2.324	10.524 10.920	49 58	360.0 360.0	349.3 358.1	74.88 73.60	4.1 19.2	92.5 75.7	744.8 743.9
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 2005-07-01
Maximum: 2006-08-01 Weighted Average: 2006-05-02

Maturity Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2035 2036	126 673	43,023,422.80 307,951,383.93	12.26 87.74	344,259 460,088	43,376,599 309,639,415	5.539 6.237	5.283 5.959	2.262 2.324	10.545 10.919	49 58	360.0 360.0	349.5 358.1	75.10 73.57	3.9 19.3	92.8 75.5	744.8 743.9
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 2035-06-01
Maximum: 2036-07-01 Weighted Average: 2036-04-01

Next Rate Adjustment Date	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
2010 2011	126 673	43,023,422.80 307,951,383.93	12.26 87.74	344,259 460,088	43,376,599 309,639,415	5.539 6.237	5.283 5.959	2.262 2.324	10.545 10.919	49 58	360.0 360.0	349.5 358.1	75.10 73.57	3.9 19.3	92.8 75.5	744.8 743.9
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 2010-06-01
Maximum: 2011-07-01 Weighted Average: 2011-04-02

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Original Term	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
360	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 360 Maximum: 360 Weighted Average: 360.0

Seasoning		Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 0		112	79,763,779.48	22.73	712,177	79,763,779	6.356	6.095	2.380	11.548	60	360.0	360.0	71.14	18.3	73.0	742.7
1 to 3		369	155,293,711.68	44.25	424,641	156,692,631	6.216	5.930	2.315	10.459	58	360.0	358.1	73.45	16.6	71.3	744.7
4 to 6		192	72,893,892.77	20.77	381,161	73,183,005	6.153	5.873	2.284	11.211	56	360.0	355.9	76.47	26.2	87.4	743.7
7 to 9		40	11,969,719.52	3.41	301,936	12,077,455	5.796	5.528	2.256	10.821	52	360.0	352.0	73.68	7.2	94.5	743.6
10 to	12	81	28,870,449.17	8.23	359,180	29,093,611	5.429	5.179	2.265	10.429	49	360.0	348.6	75.52	2.8	96.7	743.7
13 to	15	5	2,183,254.11	0.62	441,107	2,205,533	5.575	5.325	2.250	10.575	47	360.0	347.0	77.34	0.0	31.4	766.3
Total:		799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 0 Maximum: 13 Weighted Average: 3.9

Remaining Term to Stated Maturity	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
343 to 348	44	21,299,460.86	6.07	488,951	21,513,836	5.311	5.061	2.270	10.311	48	360.0	347.9	74.32	1.1	88.5	742.0
349 to 354	92	23,779,723.63	6.78	259,985	23,918,613	5.804	5.538	2.263	10.832	51	360.0	351.3	75.91	6.1	97.3	747.0
355 to 360	663	305,895,622.24	87.16	463,927	307,583,565	6.237	5.959	2.324	10.916	58	360.0	358.1	73.55	19.5	75.4	743.9
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 347 Maximum: 360 Weighted Average: 357.0

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Original Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
1 to 100,000	9	749,945.22	0.21	83,358	750,220	6.418	6.115	2.250	10.885	58	360.0	357.7	76.56	0.0	76.1	753.9
100,001 to 200,000	161	25,597,432.38	7.29	159,197	25,630,664	6.198	5.923	2.304	10.860	56	360.0	355.8	75.85	14.6	88.7	748.8
200,001 to 300,000	155	38,463,416.93	10.96	248,901	38,579,605	6.132	5.868	2.316	10.715	55	360.0	355.3	77.48	15.2	83.5	744.8
300,001 to 400,000	100	34,517,174.16	9.83	345,481	34,548,147	6.120	5.855	2.307	10.497	56	360.0	355.9	77.53	17.5	84.7	743.9
400,001 to 500,000	128	58,261,605.22	16.60	457,224	58,524,672	6.144	5.868	2.288	10.829	57	360.0	357.2	76.32	14.1	81.1	736.1
500,001 to 600,000	97	53,229,574.14	15.17	550,344	53,383,373	6.149	5.867	2.293	10.823	58	360.0	357.5	75.75	8.1	74.6	745.5
600,001 to 700,000	55	35,433,973.30	10.10	644,696	35,458,305	6.158	5.881	2.277	10.726	58	360.0	357.7	74.65	23.6	67.0	744.7
700,001 to 800,000	20	14,918,065.53	4.25	745,979	14,919,580	6.257	5.976	2.349	11.456	58	360.0	357.8	67.01	34.9	80.2	754.1
800,001 to 900,000	14	11,819,941.25	3.37	844,354	11,820,950	6.018	5.733	2.250	10.638	58	360.0	357.8	69.40	28.8	78.0	748.8
900,001 to 1,000,000	21	20,523,185.41	5.85	978,318	20,544,683	6.034	5.767	2.298	11.130	57	360.0	356.9	65.37	24.1	81.0	744.8
1,000,001 to 1,100,000	8	8,677,650.00	2.47	1,084,706	8,677,650	6.221	5.956	2.309	10.705	59	360.0	359.1	68.10	37.1	62.1	733.7
1,100,001 to 1,200,000	2	2,380,000.00	0.68	1,190,000	2,380,000	6.371	6.058	2.498	11.867	59	360.0	359.0	74.24	0.0	100.0	738.0
1,200,001 to 1,300,000	9	11,285,011.93	3.22	1,254,306	11,288,754	6.099	5.780	2.363	10.650	58	360.0	358.1	66.14	11.5	55.5	739.7
1,300,001 to 1,400,000	4	5,443,000.00	1.55	1,360,750	5,443,000	6.221	5.939	2.561	11.719	58	360.0	358.5	71.72	24.4	75.6	762.0
1,400,001 to 1,500,000	6	8,404,858.16	2.39	1,447,354	8,684,125	6.310	6.021	2.420	11.481	59	360.0	358.9	76.64	0.0	52.5	717.9
1,600,001 to 1,700,000	2	3,323,377.68	0.95	1,662,500	3,325,000	5.614	5.364	2.500	10.614	54	360.0	353.9	59.20	0.0	100.0	746.4
1,700,001 to 1,800,000	1	1,725,000.00	0.49	1,725,000	1,725,000	6.875	6.625	2.750	12.875	60	360.0	360.0	75.00	0.0	100.0	747.0
1,900,001 to 2,000,000	1	2,000,000.00	0.57	2,000,000	2,000,000	6.250	6.000	2.500	11.250	60	360.0	360.0	56.74	0.0	100.0	792.0
2,000,001 to 2,100,000	1	2,100,000.00	0.60	2,100,000	2,100,000	6.875	6.625	2.750	12.875	60	360.0	360.0	70.00	0.0	100.0	778.0
2,200,001 to 2,300,000	1	2,300,000.00	0.66	2,300,000	2,300,000	6.000	5.750	2.250	11.000	56	360.0	356.0	66.00	100.0	100.0	764.0
2,400,001 to 2,500,000	1	2,467,285.00	0.70	2,467,285	2,467,285	5.750	5.500	2.250	10.750	52	360.0	352.0	63.64	0.0	100.0	736.0
2,500,001 to 2,600,000	1	1,489,310.42	0.42	2,600,000	2,600,000	6.000	5.625	2.250	11.000	57	360.0	357.0	70.27	0.0	0.0	750.0
2,900,001 to 3,000,000	2	5,865,000.00	1.67	2,932,500	5,865,000	6.374	6.124	2.375	11.374	58	360.0	358.0	67.51	49.9	49.9	751.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 48,850.00
Maximum: 2,940,000.00
Average: 441,822.30
Total: 353,016,013.99

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Current Principal Balance ($)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
0.01 to 100,000.00	9	749,945.22	0.21	83,358	750,220	6.418	6.115	2.250	10.885	58	360.0	357.7	76.56	0.0	76.1	753.9
100,000.01 to 200,000.00	163	25,956,616.85	7.40	161,599	26,340,664	6.190	5.915	2.303	10.857	56	360.0	355.8	75.72	14.4	88.9	748.8
200,000.01 to 300,000.00	154	38,304,232.46	10.91	248,829	38,319,605	6.135	5.872	2.317	10.717	55	360.0	355.3	77.47	15.3	83.5	744.9
300,000.01 to 400,000.00	100	34,517,174.16	9.83	345,481	34,548,147	6.120	5.855	2.307	10.497	56	360.0	355.9	77.53	17.5	84.7	743.9
400,000.01 to 500,000.00	128	58,502,757.19	16.67	458,396	58,674,672	6.141	5.866	2.288	10.827	57	360.0	357.1	76.41	14.1	80.4	736.2
500,000.01 to 600,000.00	96	52,788,422.17	15.04	549,827	52,783,373	6.154	5.871	2.294	10.825	58	360.0	357.6	75.73	8.2	75.2	745.3
600,000.01 to 700,000.00	55	35,433,973.30	10.10	644,696	35,458,305	6.158	5.881	2.277	10.726	58	360.0	357.7	74.65	23.6	67.0	744.7
700,000.01 to 800,000.00	20	14,918,065.53	4.25	745,979	14,919,580	6.257	5.976	2.349	11.456	58	360.0	357.8	67.01	34.9	80.2	754.1
800,000.01 to 900,000.00	15	12,711,660.49	3.62	848,436	12,726,533	5.964	5.681	2.250	10.611	57	360.0	357.1	69.79	26.8	72.5	750.1
900,000.01 to 1,000,000.00	20	19,631,466.17	5.59	981,955	19,639,100	6.070	5.801	2.300	11.170	57	360.0	357.4	64.93	25.2	84.7	743.7
1,000,000.01 to 1,100,000.00	8	8,677,650.00	2.47	1,084,706	8,677,650	6.221	5.956	2.309	10.705	59	360.0	359.1	68.10	37.1	62.1	733.7
1,100,000.01 to 1,200,000.00	3	3,529,483.16	1.01	1,269,583	3,808,750	6.209	5.876	2.417	11.544	58	360.0	358.3	74.49	0.0	67.4	763.7
1,200,000.01 to 1,300,000.00	9	11,285,011.93	3.22	1,254,306	11,288,754	6.099	5.780	2.363	10.650	58	360.0	358.1	66.14	11.5	55.5	739.7
1,300,000.01 to 1,400,000.00	4	5,443,000.00	1.55	1,360,750	5,443,000	6.221	5.939	2.561	11.719	58	360.0	358.5	71.72	24.4	75.6	762.0
1,400,000.01 to 1,500,000.00	6	8,744,685.42	2.49	1,642,563	9,855,375	6.315	6.022	2.413	11.479	59	360.0	358.8	75.77	0.0	50.5	713.9
1,600,000.01 to 1,700,000.00	2	3,323,377.68	0.95	1,662,500	3,325,000	5.614	5.364	2.500	10.614	54	360.0	353.9	59.20	0.0	100.0	746.4
1,700,000.01 to 1,800,000.00	1	1,725,000.00	0.49	1,725,000	1,725,000	6.875	6.625	2.750	12.875	60	360.0	360.0	75.00	0.0	100.0	747.0
1,900,000.01 to 2,000,000.00	1	2,000,000.00	0.57	2,000,000	2,000,000	6.250	6.000	2.500	11.250	60	360.0	360.0	56.74	0.0	100.0	792.0
2,000,000.01 to 2,100,000.00	1	2,100,000.00	0.60	2,100,000	2,100,000	6.875	6.625	2.750	12.875	60	360.0	360.0	70.00	0.0	100.0	778.0
2,200,000.01 to 2,300,000.00	1	2,300,000.00	0.66	2,300,000	2,300,000	6.000	5.750	2.250	11.000	56	360.0	356.0	66.00	100.0	100.0	764.0
2,400,000.01 to 2,500,000.00	1	2,467,285.00	0.70	2,467,285	2,467,285	5.750	5.500	2.250	10.750	52	360.0	352.0	63.64	0.0	100.0	736.0
2,900,000.01 to 3,000,000.00	2	5,865,000.00	1.67	2,932,500	5,865,000	6.374	6.124	2.375	11.374	58	360.0	358.0	67.51	49.9	49.9	751.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 48,850.00
Maximum: 2,940,000.00
Average: 439,267.59

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Original Number Effective of Loan-to-Value Ratio (%) Receivables		Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
30.01 to 40.00	12	6,458,087.36	1.84	540,256	6,483,076	6.275	6.000	2.309	11.156	58	360.0	358.3	36.88	39.2	70.5	762.6
40.01 to 50.00	20	9,943,480.59	2.83	497,248	9,944,950	6.131	5.871	2.291	11.054	58	360.0	357.7	46.11	26.7	95.9	761.4
50.01 to 60.00	42	25,484,572.56	7.26	612,676	25,732,400	6.188	5.920	2.351	11.041	58	360.0	358.0	56.52	30.5	78.2	761.3
60.01 to 70.00	91	61,840,090.39	17.62	679,760	61,858,145	6.117	5.849	2.335	10.776	57	360.0	357.2	67.40	28.5	74.8	737.3
70.01 to 80.00	602	237,412,684.23	67.64	397,274	239,158,831	6.157	5.879	2.312	10.894	57	360.0	356.9	78.72	12.6	78.2	743.0
80.01 to 90.00	21	6,629,587.77	1.89	315,747	6,630,689	5.948	5.662	2.263	10.204	54	360.0	354.5	88.25	10.7	76.6	730.8
90.01 to 100.00	11	3,206,303.84	0.91	291,629	3,207,923	6.375	6.071	2.250	10.152	58	360.0	357.6	95.39	0.0	50.8	744.8
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 32.43 Maximum: 100.00 Weighted Average by Original Balance: 73.73

PMI Company (LTV > 80)	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
United Guaranty Insurance	10	3,930,497.56	39.96	393,055	3,930,553	6.160	5.812	2.250	11.160	57	360.0	357.0	91.14	12.1	86.0	753.1
TBD	6	1,839,640.00	18.70	306,607	1,839,640	6.475	6.225	2.250	6.475	59	360.0	358.8	91.49	12.8	0.0	735.8
Mtge Guaranty Insurance Corp.	5	1,232,355.99	12.53	246,471	1,232,356	5.763	5.513	2.250	10.763	51	360.0	350.8	89.83	0.0	100.0	710.5
General Electric	5	1,078,857.23	10.97	215,972	1,079,858	5.684	5.434	2.250	10.684	50	360.0	349.9	90.72	0.0	100.0	740.3
Radian	3	841,610.83	8.56	281,092	843,275	6.079	5.793	2.352	11.488	53	360.0	353.5	89.89	0.0	71.2	700.4
Triad Guaranty Ins	1	498,800.00	5.07	498,800	498,800	5.500	5.250	2.250	10.500	60	360.0	360.0	83.97	0.0	0.0	705.0
Republic Mtge Ins Co	2	414,130.00	4.21	207,065	414,130	6.419	6.169	2.250	11.419	54	360.0	354.4	92.40	0.0	100.0	734.7
Total:	32	9,835,891.61	100.00	307,457	9,838,612	6.087	5.795	2.259	10.187	56	360.0	355.5	90.58	7.2	68.2	735.4

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing pros pectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Documentation Level	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Full Documentation	401	175,409,201.78	49.98	441,091	176,877,662	6.039	5.748	2.306	11.109	57	360.0	357.2	73.36	18.3	79.1	740.1
Simply Signature	182	73,343,990.04	20.90	403,814	73,494,208	6.131	5.881	2.259	11.131	56	360.0	355.9	74.06	3.4	91.2	752.7
Stated	107	54,172,229.24	15.43	508,783	54,439,734	6.392	6.142	2.473	11.837	58	360.0	357.5	72.65	38.6	91.3	751.0
Alternative	70	26,813,617.99	7.64	382,935	26,805,434	6.350	6.100	2.262	6.350	59	360.0	358.8	75.36	12.0	6.6	738.9
Limited	24	13,894,015.39	3.96	578,917	13,894,015	6.283	5.932	2.250	11.283	56	360.0	356.1	78.15	13.0	81.4	730.2
Full Asset/Stated Income	13	6,671,000.33	1.90	513,489	6,675,361	6.308	6.033	2.303	11.308	57	360.0	357.5	73.67	9.7	62.9	740.8
Streamlined	1	441,151.97	0.13	600,000	600,000	5.625	5.375	2.250	10.625	48	360.0	348.0	78.90	0.0	0.0	772.0
Reduced	1	229,600.00	0.07	229,600	229,600	6.750	6.500	2.500	12.750	57	360.0	357.0	80.00	0.0	100.0	761.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

Purpose	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Purchase	608	260,408,653.35	74.20	431,611	262,419,587	6.121	5.844	2.301	10.805	57	360.0	356.8	75.56	0.0	76.8	746.8
Cash-out Refinance	124	61,218,887.72	17.44	493,868	61,239,622	6.300	6.027	2.367	11.253	58	360.0	357.8	68.81	100.0	81.4	730.9
Rate/Term Refinance	67	29,347,265.66	8.36	438,161	29,356,805	6.115	5.846	2.347	10.687	57	360.0	357.1	68.05	0.0	77.2	747.1
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

Occupancy	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Primary Residence	719	324,599,458.52	92.49	453,936	326,379,828	6.142	5.865	2.314	10.858	57	360.0	357.0	73.88	18.2	77.2	742.6
Second Home	54	21,791,049.39	6.21	408,360	22,051,436	6.204	5.947	2.256	10.881	57	360.0	356.9	71.34	8.9	80.5	763.5
Investment	26	4,584,298.83	1.31	176,337	4,584,750	6.606	6.343	2.749	11.951	58	360.0	357.6	76.09	6.6	94.7	750.8
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Property Type	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
Single Family Residence	400	192,178,456.06	54.76	484,092	193,636,701	6.173	5.896	2.322	10.843	57	360.0	357.2	73.05	21.9	77.1	741.7
Planned unit developments	247	101,689,755.68	28.97	412,938	101,995,653	6.086	5.809	2.302	10.976	57	360.0	356.7	74.84	14.0	82.4	744.8
Condo	137	49,100,339.48	13.99	360,418	49,377,210	6.163	5.895	2.304	10.668	57	360.0	356.9	75.34	8.1	70.9	752.1
Cooperative Units	5	4,174,555.51	1.19	834,950	4,174,750	6.313	6.063	2.433	11.313	60	360.0	359.9	62.74	0.0	73.1	740.6
Two- to four-family	9	3,640,950.00	1.04	404,550	3,640,950	6.497	6.239	2.435	11.860	58	360.0	357.9	71.26	22.5	72.5	739.3
Townhouses	1	190,750.00	0.05	190,750	190,750	6.000	5.750	2.250	11.000	57	360.0	357.0	80.00	0.0	100.0	728.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

Geographic Distribution by Balance	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
California	180	103,541,586.22	29.50	575,211	103,537,954	6.275	5.998	2.343	11.141	58	360.0	357.8	72.54	24.7	85.6	746.6
Florida	150	46,198,709.91	13.16	309,003	46,350,396	6.104	5.833	2.278	10.849	55	360.0	354.9	75.76	11.5	81.6	742.2
Virginia	56	21,694,989.14	6.18	392,061	21,955,410	5.958	5.688	2.306	10.547	56	360.0	356.0	77.02	16.3	76.2	738.2
New York	28	20,723,576.03	5.90	740,369	20,730,325	6.190	5.937	2.350	10.796	59	360.0	359.0	67.62	10.0	71.9	743.8
Arizona	52	19,184,129.15	5.47	368,990	19,187,459	6.375	6.091	2.287	11.140	57	360.0	357.4	78.08	12.5	84.0	742.4
New Jersey	30	14,685,408.30	4.18	489,878	14,696,345	6.185	5.897	2.332	11.126	57	360.0	357.1	73.13	19.9	67.2	727.4
Georgia	37	12,432,138.51	3.54	336,321	12,443,865	6.108	5.825	2.334	11.277	57	360.0	357.1	71.93	8.2	84.9	751.7
Illinois	25	11,989,251.37	3.42	490,783	12,269,570	6.124	5.824	2.281	11.177	58	360.0	357.8	73.94	14.1	63.2	747.3
Washington	34	11,326,819.67	3.23	333,416	11,336,140	6.184	5.915	2.337	9.470	58	360.0	357.6	73.33	23.9	58.8	739.9
Connecticut	11	10,709,160.42	3.05	1,074,532	11,819,850	5.995	5.713	2.319	10.482	58	360.0	358.3	72.52	10.3	42.7	741.3
Massachusetts	13	9,562,968.40	2.72	735,834	9,565,840	5.817	5.511	2.328	9.826	56	360.0	356.0	76.74	0.0	59.6	735.0
Colorado	23	8,240,053.99	2.35	358,281	8,240,454	6.153	5.903	2.327	11.167	58	360.0	357.9	75.35	28.5	82.9	756.5
Maryland	21	8,006,696.51	2.28	381,129	8,003,700	6.232	5.949	2.317	10.566	58	360.0	357.8	73.44	5.8	74.0	742.1
Nevada	15	7,040,646.26	2.01	470,368	7,055,526	5.812	5.552	2.352	10.814	55	360.0	355.0	77.17	5.7	74.8	746.9
North Carolina	17	4,534,333.00	1.29	266,817	4,535,890	6.137	5.876	2.250	10.392	57	360.0	357.2	78.08	0.0	74.7	738.1
Pennsylvania	13	4,328,190.35	1.23	333,077	4,330,000	6.201	5.938	2.276	10.565	57	360.0	356.7	69.35	26.8	75.3	748.5
Alabama	15	4,315,129.20	1.23	287,694	4,315,405	5.934	5.670	2.250	10.934	57	360.0	357.1	76.31	7.3	97.5	757.0
Texas	10	4,181,864.95	1.19	419,987	4,199,870	5.634	5.377	2.265	10.458	51	360.0	351.5	73.56	0.0	70.7	728.6
Missouri	5	2,520,643.00	0.72	504,129	2,520,643	6.227	5.977	2.250	9.503	58	360.0	357.5	71.65	0.0	65.5	764.2
Michigan	6	2,374,007.83	0.68	395,868	2,375,206	6.150	5.900	2.250	11.150	57	360.0	356.8	67.84	42.1	90.0	750.5
Wyoming	1	2,300,000.00	0.66	2,300,000	2,300,000	6.000	5.750	2.250	11.000	56	360.0	356.0	66.00	100.0	100.0	764.0
Minnesota	4	2,055,935.12	0.59	514,250	2,057,000	6.100	5.790	2.250	11.100	58	360.0	358.1	72.50	23.3	48.5	676.7
District of Columbia	4	1,915,763.00	0.55	478,941	1,915,763	5.779	5.487	2.250	10.779	58	360.0	357.8	75.56	58.9	100.0	734.4
Delaware	4	1,880,500.00	0.54	470,125	1,880,500	6.167	5.889	2.250	9.917	59	360.0	359.2	72.81	25.0	29.2	740.2
Tennessee	6	1,677,971.48	0.48	279,695	1,678,172	6.100	5.815	2.250	11.100	57	360.0	356.9	80.00	14.3	100.0	772.0
South Carolina	7	1,627,113.00	0.46	232,445	1,627,113	6.081	5.831	2.250	10.768	58	360.0	358.1	78.80	0.0	93.8	747.3
Oregon	6	1,399,211.31	0.40	233,240	1,399,440	5.729	5.479	2.439	10.729	54	360.0	354.0	76.27	20.1	100.0	753.1
Ohio	3	1,370,155.94	0.39	457,067	1,371,200	5.936	5.554	2.250	10.936	58	360.0	357.6	77.50	13.7	27.1	772.9
Hawaii	2	1,347,925.82	0.38	674,000	1,348,000	5.741	5.419	2.250	10.741	54	360.0	354.3	80.00	0.0	100.0	742.1
Arkansas	2	1,341,500.00	0.38	670,750	1,341,500	6.392	6.142	2.250	11.392	57	360.0	356.9	60.39	56.8	100.0	720.8
Montana	1	1,325,500.00	0.38	1,325,500	1,325,500	6.250	6.000	2.750	12.250	60	360.0	360.0	74.59	100.0	0.0	755.0
Utah	4	1,312,200.00	0.37	328,100	1,312,400	6.697	6.438	2.288	11.774	59	360.0	359.4	46.10	0.0	100.0	778.6
Louisiana	5	1,088,459.91	0.31	217,692	1,088,460	5.769	5.519	2.250	10.769	52	360.0	351.9	82.82	0.0	100.0	764.9
New Mexico	3	812,305.00	0.23	270,768	812,305	6.701	6.326	2.250	11.701	57	360.0	357.3	92.65	0.0	100.0	775.8
New Hampshire	1	480,000.00	0.14	480,000	480,000	5.540	5.165	2.250	10.540	59	360.0	359.0	80.00	0.0	100.0	705.0
Rhode Island	1	441,151.97	0.13	600,000	600,000	5.625	5.375	2.250	10.625	48	360.0	348.0	78.90	0.0	0.0	772.0
West Virginia	1	338,612.00	0.10	338,612	338,612	7.000	6.750	2.750	12.000	56	360.0	356.0	80.00	0.0	100.0	813.0
Kentucky	1	332,499.99	0.09	332,500	332,500	5.750	5.500	2.250	10.750	56	360.0	356.0	76.00	0.0	100.0	635.0
Indiana	1	209,000.00	0.06	209,000	209,000	5.250	5.000	2.250	10.250	56	360.0	356.0	80.00	0.0	100.0	714.0
Oklahoma	1	128,700.00	0.04	128,700	128,700	6.375	6.125	2.750	12.375	59	360.0	359.0	79.99	0.0	100.0	788.0
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Number of States Represented: 40

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMMT2006-A5

J.P. Morgan Securities Inc.

Jul 12, 2006 00:23

799 records

POOL2

FICO Score	Number of Receivables	Aggregate Current Principal Balance	% of Aggregate Current Principal Balance	Average Original Principal Balance	Total Original Balance	Weighted Average Current Coupon	Weighted Average Net Coupon	Weighted Average Margin	Weighted Average Maximum Rate	Weighted Average Months to Roll	Weighted Average Stated Original Term	Weighted Average Stated Remaining Term	Weighted Average Original Effective LTV	Percent Cashout Refi	Percent Interest Only	FICO Score
<= 619	4	2,418,191.28	0.69	605,000	2,420,000	6.031	5.708	2.250	11.031	57	360.0	356.5	72.44	8.9	82.3	612.0
620 to 644	9	4,454,845.40	1.27	495,224	4,457,020	6.057	5.765	2.250	10.272	58	360.0	358.3	74.95	53.5	49.9	634.0
645 to 669	24	11,823,805.32	3.37	493,114	11,834,729	6.049	5.759	2.263	10.904	57	360.0	356.8	73.05	29.1	60.1	660.7
670 to 694	55	26,311,940.68	7.50	478,455	26,315,052	6.099	5.817	2.301	10.638	58	360.0	358.3	74.63	31.5	77.9	683.5
695 to 719	102	42,368,549.16	12.07	415,675	42,398,823	6.031	5.750	2.336	10.793	57	360.0	357.0	74.20	20.6	72.5	706.5
720 to 744	166	73,915,227.31	21.06	445,984	74,033,309	6.189	5.917	2.301	10.787	56	360.0	356.3	75.11	18.5	85.9	732.7
745 to 769	196	80,048,096.17	22.81	415,541	81,446,113	6.190	5.919	2.328	10.963	57	360.0	357.1	75.06	13.9	74.8	756.7
770 to 794	191	88,926,826.17	25.34	467,994	89,386,892	6.194	5.923	2.332	10.974	57	360.0	357.3	72.07	12.4	76.4	781.6
795 to 819	52	20,707,325.23	5.90	398,540	20,724,076	6.088	5.807	2.294	10.964	56	360.0	356.4	69.37	11.0	90.1	803.2
Total:	799	350,974,806.74	100.00	441,822	353,016,014	6.151	5.876	2.316	10.873	57	360.0	357.0	73.75	17.4	77.7	744.0
Minimum: 604 Maximum: 817 Weighted Average: 744.0

The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.Copyright 2005 JPMorgan hase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.